Exhibit 99.1

Contact:

Melanie L. Sprowson

Director, Investor Relations

412-429-2454

msprowson@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

June 25, 2018

Ampco-Pittsburgh Announces Appointment of New Chief Executive Officer

Carnegie, PA, June 25, 2018 — Ampco-Pittsburgh Corporation (NYSE: AP) announced today that its Board of Directors has elected J. Brett McBrayer, age 52, as Chief Executive Officer (CEO) and Director, effective July 1, 2018. Mr. McBrayer succeeds the Corporation’s current CEO, John S. Stanik, who announced his impending retirement in October 2017.

Mr. McBrayer brings over 27 years of international business and manufacturing leadership to his role at Ampco-Pittsburgh, most recently serving as President and CEO at Airtex Products and ASC Industries, a global manufacturer and distributor of automotive aftermarket and OEM fuel and water pumps. Before joining Airtex/ASC, he was Vice President and General Manager of the Alcan Cable business at Rio Tinto Alcan. This position was preceded by his role as Vice President and General Manager of the Specialty Metals Division at Precision Castparts Corporation. Mr. McBrayer has also held positions of increasing responsibility and leadership during his 20 years with Alcoa, Inc.

Mr. McBrayer received his Master of Arts in Applied Behavioral Science from Bastyr University and a bachelor’s degree in Industrial Engineering from the University of Tennessee.

“Brett is an outstanding leader who has a proven track record of leadership and success,” said Mr. Leonard Carroll, Chairman of the Board. “I’m very pleased with the Board’s decision, and I’m confident Brett will lead the Corporation towards a great future and increase shareholder value.”

“On behalf of the Board of Directors, I would like to thank John for his outstanding leadership and tremendous contributions to Ampco-Pittsburgh,” continued Mr. Carroll. “John’s guidance and strategic oversight will have a lasting impact on the Corporation. We wish him all the best in the years ahead.”

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation, through its operating subsidiary, Union Electric Steel Corporation, is a leading producer of forged and cast rolls for the worldwide steel and aluminum industries, as well as ingot and open die forged products for the oil and gas, aluminum, and plastic extrusion industries. Ampco-Pittsburgh is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. The Corporation operates manufacturing facilities in the United States, Canada, United Kingdom, Sweden, Slovenia, and China. Sales offices are located in North and South America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by or on our behalf. This news release may contain forward-looking statements that reflect our current views with respect to future events and financial performance. All statements in this document other than statements of historical fact are statements that are, or could be, deemed forward-looking statements within the meaning of the Act. In this document, statements regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For Ampco-Pittsburgh, these risks and uncertainties include, but are not limited to, those described under Item 1A, Risk Factors, of Ampco-Pittsburgh’s Annual Report on Form 10-K. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.